UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

MEDICAL EXERCISE INC.

(Exact name of registrant as specified in its charter)

Florida	000-56745	93-3572456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 7901 4th Street North

St. Petersburg, FL, 33702

(Address of principal executive offices)

Registrant’s telephone number, including area code: 561-772-3853

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2026, Medical Exercise Inc. (the “Company”) entered into a Franchise Agreement (the “Agreement”) with Degco Fitness Ventures Ltd., a corporation based in Regina, Saskatchewan, Canada. Under the terms of the Agreement, Degco Fitness Ventures Ltd. has been granted the rights to own and operate the first OnCore Longevity Center franchise location in Regina, Canada.

Management has determined this Agreement to be a material definitive agreement as it represents the Company’s initial expansion into the Canadian market and the commencement of its franchise-based revenue model.

The information set forth in the Press Release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, provides additional details regarding the Agreement and the planned facility in Regina.

Item 7.01 Regulation FD Disclosure.

On May 6, 2026, the Company issued a press release announcing the execution of the Franchise Agreement described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 6, 2026, announcing the signing of a Franchise Agreement with Degco Ventures.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2026	MEDICAL EXERCISE INC.

	By:	/s/ Matthew Degelman
Matthew Degelman
President

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